UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2026

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2026, Universal Insurance Holdings, Inc. (the “Company”) entered into Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors and qualified institutional buyers (collectively, the “Purchasers”) pursuant to which the Company issued and sold $100 million of 7.75% Senior Unsecured Notes due 2031 (the “2031 Notes”). The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including the redemption of its outstanding 5.625% Senior Notes due 2026 (the “2026 Notes”).

The 2031 Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. On June 16, 2026, in connection with the issuance and sale of the 2031 Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the Purchasers. Under the terms of the Registration Rights Agreements, the Company has agreed to take certain actions to provide for the exchange of the 2031 Notes for notes that are registered under the Securities Act and have substantially the same terms as the 2031 Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreements, it would be required to pay additional interest to the holders of the 2031 Notes.

On June 16, 2026, the Company entered into an indenture, relating to the issuance of the 2031 Notes (the “Indenture”), by and between the Company and UMB Bank National Association, as trustee (the “Trustee”). The 2031 Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The 2031 Notes are not subject to redemption at the option of the holder. At any time and from time to time prior to June 30, 2029, the Company may, at its option, redeem all or a portion of the 2031 Notes at a redemption price equal to 100.0% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) plus accrued and unpaid interest thereon to, but not including, the redemption date. On or after June 30, 2029, the Company may redeem all or part of the 2031 Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 101.9375% for the twelve-month period beginning on June 30, 2029 to but excluding June 30, 2030 and (ii) 100.0% at any time thereafter, plus accrued and unpaid interest up to, but not including, the redemption date.

The 2031 Notes bear interest at a rate of 7.75% per annum, subject to adjustment from time to time in the event of a downgrade or subsequent upgrade of the rating assigned to the 2031 Notes. Interest on the 2031 Notes will be payable by the Company on June 30 and December 30 of each year, beginning on December 30, 2026. The 2031 Notes mature on June 30, 2031.

The Indenture contains certain financial covenants, including:

•	the Company shall maintain cash on hand at least equal to the next twelve months of interest payments on the Notes so long as the Notes remain outstanding;

•

the Company must maintain Total Consolidated Indebtedness to Total Consolidated GAAP Capitalization (as these terms are defined in the Indenture) less than or equal to 40%, as of the end of each calendar quarter;

•

other than existing secured indebtedness of the Company or any of its subsidiaries, the Company will not incur or permit to exist any mortgage, pledge, encumbrance or lien or charge securing indebtedness on any property or asset of the Company or any of its subsidiaries in excess of 40% of the Total Consolidated Indebtedness of the Company, when combined with any existing secured indebtedness of the Company or any of its subsidiaries; and

•

the Company will use reasonable best efforts to maintain a rating of the 2031 Notes from Kroll Bond Agency, LLC or any other “nationally recognized statistical rating organization” as defined under the Securities Act.

The Indenture contains events of default, the occurrence of which may result in the acceleration of the Company’s obligations under the 2031 Notes in certain circumstances. Upon an event of default and for as long as such event of default remains outstanding, the Company will not declare or pay any cash dividends to its stockholders.

The 2031 Notes are unsecured senior obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company.

The form of the Note Purchase Agreements and the Registration Rights Agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the description of the material terms of the Note Purchase Agreements and the Registration Rights Agreements, respectively, are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference. The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On June 11, 2026, the Company issued a notice of conditional redemption for all outstanding principal amount of the 2026 Notes under the indenture dated as of November 23, 2021, as amended, between the Company and the Trustee. The redemption was conditioned on the Company completing the private placement described in Item 1.01 above, which the Company completed on June 16, 2026. On June 17, 2026, the Company redeemed all of the outstanding 2026 Notes at a redemption price of 100.0% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated June 16, 2026.

4.2	Form of 7.75% Senior Unsecured Notes due 2031 (included in Exhibit 4.1).

10.1	Form of Note Purchase Agreement, dated June 16, 2026.

10.2	Form of Registration Rights Agreement, dated June 16, 2026.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Frank C. Wilcox
	Name:	Frank C. Wilcox
	Title:	Chief Financial Officer